Exhibit 1

CUSIP No.	739308104
AGREEMENT TO FILE JOINT SCHEDULE 13D
     Each of the undersigned, being a record owner or “beneficial owner” of the common stock of Conn’s, Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.
     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 13th day of February, 2008.

/s/ David A. Knight

David A. Knight, as attorney in fact for Voting trust pursuant to agreement dated as of June 8, 1998, SF Holding Corp., Jackson T. Stephens Trust No. One, Warren A. Stephens, Warren A. Stephens Trust, Warren & Harriet Stephens Children’s Trust, Harriet C. Stephens Trust, Harriet C. Stephens, Jackson T. Stephens Grandchildrens Trust AAAA, Warren Miles Amerine Stephens Trust, John Calhoun Stephens Trust, Laura Whitaker Stephens Trust, Douglas H. Martin, Curtis F. Bradbury, Jr., Bradbury Enterprises, and Coral Partners